Release Date:  October 20, 2004     Contact:  Craig A. Creaturo
                                              Chief Accounting
                                              Officer and Treasurer
                                              (724) 352-4455
                                              ccreaturo@ii-vi.com
                                              Homepage:  www.ii-vi.com






                           II-VI INCORPORATED
              ACHIEVES QUARTERLY EARNINGS INCREASE OF 90%
                        ON 19% REVENUE GROWTH;
                      FISCAL YEAR GUIDANCE RAISED


PITTSBURGH, PA., October 20, 2004 -- II-VI Incorporated (NASDAQ NMS:
IIVI) today reported results for its first fiscal quarter ended September 30, 2004. Net earnings for the quarter were $5,959,000 ($0.40 per share-diluted). These results compare with net earnings of $3,114,000 ($0.21 per share-diluted) in the first quarter of last fiscal year.

Bookings for the quarter increased 9% to $37,532,000 compared to $34,582,000 in the first quarter of last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 19% to $40,507,000 from $34,094,000 in the first quarter of last fiscal year.

Francis J. Kramer, president and chief operating officer said, "Revenues for the quarter increased 19% from the first quarter last year and earnings per share nearly doubled. Maintaining strong operating performance has enabled II-VI to produce outstanding results again this quarter. We also are increasing our guidance for revenues and earnings per share for fiscal year 2005."

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II-VI Incorporated
October 20, 2004
Page 2


                     Segment Bookings and Revenues

Bookings for the quarter for the Infrared Optics segment increased 3% to $23.0 million from $22.3 million in the first quarter of last fiscal year. Because infrared optics customers based in Switzerland are serviced by the Company's majority-owned subsidiary II-VI LOT Suisse S.a.r.l., the bookings recorded from that part of the world will occur on a more continual basis. When LOT Suisse was an independent distributor for the Company, a significant twelve-month contract was booked in the first quarter of each fiscal year, including the first quarter of last fiscal year. Revenues for the quarter for infrared optics increased 16% to $23.1 million from $19.9 million in the first quarter of the last fiscal year.

Bookings for the quarter for the Near-Infrared Optics segment increased 54% to $7.1 million from $4.6 million in the first quarter of last fiscal year. Revenues for the quarter for near-infrared optics increased 28% to $7.7 million from $6.0 million in the fourth quarter of the last fiscal year.

Bookings for the quarter for the Military Infrared Optics segment decreased 8% to $5.6 million from $6.1 million in the first quarter of the last fiscal year. Revenues for the quarter for military infrared optics increased 12% to $6.4 million compared to $5.7 million in the first quarter of the last fiscal year.

Bookings for the quarter for the "Compound Semiconductor Group" (which primarily represent the eV PRODUCTS division and the Wide Bandgap Materials group) increased 20% to $1.8 million from $1.5 million in the first quarter of the last fiscal year. Revenues for the quarter for this Group increased 27% to $3.3 million from $2.6 million in the first quarter of last fiscal year.

                                Outlook

For the second fiscal quarter ending December 31, 2004, the Company currently forecasts revenues to range from $41 million to $43 million and earnings per share to range from $0.37 to $0.41. For the fiscal year ending June 30, 2005, the Company expects revenues to range from $168 million to $173 million and earnings per share to range from $1.48 to $1.55. As discussed in more detail below, actual results may differ from these forecasts due to numerous factors including changes in product demand, competition and general economic conditions.

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II-VI Incorporated
October 20, 2004
Page 3

                         Webcast Information

The Company will host a conference call at 10:00 a.m. Eastern Time on Thursday, October 21, 2004 to discuss these results. The conference call will be broadcast live over the Internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://phx.corporate-ir.net/playerlink.zhtml?c=65340&s=wm&e=952967.
Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the Internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma-ray instrumentation. The Company's infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name and used primarily in CO2 lasers. The Company's near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company's VLOC subsidiary. The Company's military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics
(EEO) brand name. In the Company's Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company's Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries.

This press release contains forward-looking statements as defined by
Section 21E of the Securities Exchange Act of 1934. Any information which is not historical in nature constitutes such forward-looking statements. Actual results may differ from the results described in any forward-looking statements due to, among other things, changes in market demand for infrared, near-infrared and military infrared optics, and products of the Compound Semiconductor Group, including eV PRODUCTS division and Wide Bandgap Materials group, the Company's ability to maintain or increase market share, the Company's ability to effectively address market opportunities, and general market and economic conditions throughout the world. Additional information on potential factors that could affect the Company's financial results was included in the Company's Form 10-K for the year ended June 30, 2004 as filed with the Securities and Exchange Commission.

CONTACT: Craig A. Creaturo, Chief Accounting Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)



                                              Three Months Ended
                                                  September 30,
                                              2004          2003
                                           ----------    ----------
Revenues

Net sales                                     $37,824       $32,053
Contract research and development               2,683         2,041
                                           ----------    ----------
                                               40,507        34,094
                                           ----------    ----------


Costs, Expenses & Other Expense (Income)

Cost of goods sold                             20,414        18,066
Contract research and development               2,308         1,991
Internal research and development               1,048         1,087
Selling, general and administrative             9,001         8,226
Interest expense                                   63           134
Other income, net                                (491)          (91)
                                           ----------    ----------
                                               32,343        29,413
                                           ----------    ----------

Earnings Before Income Taxes                    8,164         4,681

Income Taxes                                    2,205         1,567
                                           ----------    ----------

Net Earnings                                  $ 5,959       $ 3,114
                                           ==========    ==========

Diluted Earnings Per Share                    $  0.40       $  0.21
                                           ==========    ==========

Average Shares Outstanding - Diluted           14,905        14,639















II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
                                        September 30,    September 30,
                                            2004             2003
                                        ------------     ------------

Assets

Current Assets
Cash and cash equivalents                 $ 16,033         $ 21,683
Accounts receivable, net                    26,448           25,540
Inventories                                 32,201           29,201
Deferred income taxes                        5,352            4,561
Other current assets                         1,738            1,595
                                        ------------     ------------
    Total Current Assets                    81,772           82,580


Property, Plant & Equipment, net            64,081           62,339
Goodwill, net                               28,987           28,987
Investment                                   1,943            1,888
Intangible Assets, net                       5,704            5,852
Other Assets                                 2,839            2,288
                                        ------------     ------------
                                          $185,326         $183,934
                                        ============     ============


Liabilities and Shareholders' Equity

Current Liabilities
  Accounts payable                        $  7,338         $  8,337
  Current portion of long-term debt         12,350            7,550
  Other current liabilities                 13,754           19,909
                                        ------------     ------------
    Total Current Liabilities               33,442           35,796


Long-Term Debt-less current portion          3,057            7,986

Other Liabilities, primarily
  deferred income taxes                      9,742            8,285

Shareholders' Equity                       139,085          131,867
                                        ------------     ------------
                                          $185,326         $183,934
                                        ============     ============









II-VI Incorporated and Subsidiaries
Condensed Segment and Other Selected Financial Information (Unaudited)
($000)


The following segment and other financial information includes segment earnings (defined as earnings before income taxes, interest expense and other income or expense, net) and earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Similarly, EBITDA reflects operating profitability before certain non-operating expenses and non-cash charges.


                                             Three Months Ended
                                                September 30,
                                           ----------------------
Segment Information                           2004         2003
-------------------------------            ----------   ----------

Revenues
Infrared Optics                            $ 23,065     $ 19,906
Near-Infrared Optics                          7,747        5,951
Military Infrared Optics                      6,411        5,682
Compound Semiconductor Group                  3,284        2,555
                                           ----------   ----------
  Total Revenues                           $ 40,507     $ 34,094
                                           ==========   ==========


Segment earnings (loss)
Infrared Optics                            $  7,535     $  5,451
Near-Infrared Optics                            466          544
Military Infrared Optics                        281           (6)
Compound Semiconductor Group                   (546)      (1,265)
                                           ----------   ----------
  Total Segment Earnings                   $  7,736     $  4,724
                                           ==========   ==========


                                             Three Months Ended
                                                September 30,
                                           ----------------------
Other Selected Financial Information          2004         2003
---------------------------------------    ----------   ----------

Earnings before interest, income taxes,    $ 10,836     $  7,173
depreciation and amortization (EBITDA)

Cash paid for capital expenditures         $  4,197     $  2,753

Payments on indebtedness, net of
borrowings                                 $     87     $  1,012



II-VI Incorporated and Subsidiaries
Condensed Segment and Other Selected Financial Information (Unaudited)
(cont.)
($000)


Reconciliation of Segment Earnings and EBITDA
to Earnings Before Income Taxes
---------------------------------------------

                                             Three Months Ended
                                                September 30,
                                           ----------------------
                                              2004         2003
                                           ----------   ----------

Total Segment Earnings                     $  7,736     $  4,724
Interest expense                                (63)        (134)
Other income, net                               491           91
                                           ----------   ----------
Earnings before income taxes               $  8,164     $  4,681
                                           ==========   ==========


EBITDA                                     $ 10,836     $  7,173
Interest expense                                (63)        (134)
Depreciation and amortization                (2,609)      (2,358)
                                           ----------   ----------
Earnings before income taxes               $  8,164     $  4,681
                                           ==========   ==========


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